UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 11, 2008
Smith Micro Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-26536	33-0029027

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

51 Columbia, Suite 200, Aliso Viejo, California	92656

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 362-5800
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 4d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events.
The 2008 annual meeting of stockholders of Smith Micro Software, Inc. has been scheduled for August 14, 2008.
Since the date of our 2008 annual meeting of stockholders has been changed by more than 30 days from the date of our 2007 annual meeting of stockholders, in accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the deadline for receipt of stockholder proposals for inclusion in our proxy statement and form of proxy for the 2008 annual meeting pursuant to Rule 14a-8 has been set at July 3, 2008. In order for a proposal to be considered timely, it must be received by us on or prior to such date at our principal executive offices at 51 Columbia, Aliso Viejo, California 92656 and be directed to the attention of the Corporate Secretary.
In addition, in accordance with the requirements for advance notice set forth in our By-Laws, in order for a stockholder proposal made outside of Rule 14a-8 under the Exchange Act to be considered timely within the meaning of our By-Laws and Rule 14a-4(c) under the Exchange Act, such proposal must be received by us at the address noted above on or before July 15, 2008. Proposals should be directed to the attention of the Corporate Secretary.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH MICRO SOFTWARE, INC.

(Registrant)

June 18, 2008	By:	/s/ Andrew C. Schmidt

Date	Name:	Andrew C. Schmidt
	Title:	Chief Financial Officer